UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2009

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Over the past few months, Buckeye has implemented a number of initiatives to reduce costs and increase cash flow in response to a decrease in sales caused by the global economic slowdown and challenging business environment.  Effective April 1, 2009, we have imposed a salary freeze for all salaried personnel.  This does not include technicians (hourly workers) since many technicians are experiencing reduced wages as we reduce overtime and take downtime to match production with current demand.

Additionally, as part of the overall cost reduction initiative, effective April 1, 2009, the Company has implemented a temporary reduction in base salary for its officers:
10% reduction for Buckeye CEO John B. Crowe;
6.7% reduction for President/Chief Operating Officer Kristopher J. Matula;
5% reduction for all senior vice presidents; and
3.5% reduction for all vice presidents.

Annualized savings from these actions are estimated to total approximately $1.5 million.

SECTION 7.  REGULATION FD.

Item 7.01.  Regulation FD Disclosure.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

/s/ Steven G. Dean
Steven G. Dean
Sr. Vice President and Chief Financial Officer
April 1, 2009